                                                                    EXHIBIT 99.2

              REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders of Remedy Corporation

      We have audited the accompanying consolidated balance sheets of Remedy Corporation as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Remedy Corporation at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
January 18, 2001

                              REMEDY CORPORATION
                          CONSOLIDATED BALANCE SHEETS


                                    ASSETS                                                   AS OF DECEMBER 31,
                                                                                          2000                1999
                                                                                       ----------         -----------
                                                                                      (IN THOUSANDS, EXCEPT SHARE DATA)
Current assets:
   Cash and cash equivalents.............................................              $   43,119         $    47,302
   Short-term investments................................................                 164,780             125,116
   Accounts receivable, net of allowance for doubtful accounts of $1,374
     and $1,499, respectively............................................                  79,326              64,105
   Prepaid expenses and other current assets.............................                   5,861               7,383
   Deferred tax asset....................................................                   7,157               4,380
                                                                                       ----------         -----------
         Total current assets............................................                 300,243             248,286
Property and equipment, net..............................................                  19,418              14,945
Goodwill and other intangible assets, net................................                  25,439              18,809
Other non-current assets.................................................                     524               2,996
Deferred tax asset -- non-current portion................................                   3,437               2,451
                                                                                       ----------         -----------
                                                                                       $  349,061         $   287,487
                                                                                       ==========         ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable......................................................              $    4,036         $     1,861
   Accrued compensation and related liabilities..........................                  10,293              15,432
   Income taxes payable..................................................                   3,616               1,341
   Other accrued liabilities.............................................                  20,942              15,395
   Deferred revenue......................................................                  56,915              38,828
   Current portion of obligations under capital leases...................                      --                  67
                                                                                       ----------         -----------
         Total current liabilities.......................................                  95,802              72,924
Noncurrent portion of obligations under capital leases...................                      --                  23
Commitments and contingencies Stockholders' equity:
   Preferred stock, par value $.00005 per share; authorized 20,000,000
     shares; issued and outstanding: none................................                      --                  --
   Common stock, par value $.00005 per share; authorized 240,000,000 shares; issued and outstanding:  30,314,320 and 30,064,817 shares,
     respectively........................................................                       2                   2
   Additional paid-in capital............................................                 184,228             141,544
   Treasury stock (3,872,000 and 2,002,300 shares, respectively).........                 (68,441)            (31,267)
   Notes receivable from stockholders....................................                      --                 (45)
   Accumulated other comprehensive (loss) / income.......................                    (396)                  9
   Retained earnings.....................................................                 137,866             104,297
                                                                                       ----------         -----------
         Total stockholders' equity......................................                 253,259             214,540
                                                                                       ----------         -----------
                                                                                       $  349,061         $   287,487
                                                                                       ==========         ===========


                            See accompanying notes.

                              REMEDY CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME


                                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                        ----------------------------------------------
                                                                            2000              1999             1998
                                                                        -----------       -----------      -----------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
   Product.......................................................       $   167,958       $   141,451      $   101,132
   Maintenance and service.......................................           120,552            87,482           56,288
                                                                        -----------       -----------      -----------
         Total revenue...........................................           288,510           228,933          157,420
Costs and expenses:
   Cost of product revenue.......................................            10,531             6,869            4,475
   Cost of maintenance and service revenue.......................            47,709            37,136           23,196
   Research and development......................................            52,038            40,948           33,734
   Sales and marketing...........................................           110,477            88,787           59,295
   General and administrative....................................            17,405            12,271            9,437
   Amortization of goodwill and other intangibles................             8,906             4,072              446
                                                                        -----------       -----------      -----------
         Total costs and expenses................................           247,066           190,083          130,583
                                                                        -----------       -----------      -----------
Income from operations...........................................            41,444            38,850           26,837
Interest income and other, net...................................             8,742             4,961            5,918
Non-recurring charges............................................            (2,000)               --           (3,104)
                                                                        ------------      -----------      ------------
Income before provision for income taxes.........................            48,186            43,811           29,651
Provision for income taxes.......................................            14,617            14,288           10,674
                                                                        -----------       -----------      -----------
Net income.......................................................       $    33,569       $    29,523      $    18,977
                                                                        ===========       ===========      ===========
Net income per share:
   Basic ........................................................       $      1.09       $      1.02      $      0.66
                                                                        ===========       ===========       ==========
   Diluted.......................................................       $      1.01       $      0.95      $      0.63
                                                                        ===========       ===========      ===========
Shares used in computing per share amounts:
   Basic ........................................................            30,774            28,916           28,722
                                                                        ===========       ===========      ===========
   Diluted.......................................................            33,128            31,062           29,901
                                                                        ===========       ===========      ===========


                            See accompanying notes.

                              REMEDY CORPORATION
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                   NOTES
                                      COMMON STOCK     ADDITIONAL               RECEIVABLE
                                     ---------------    PAID-IN     TREASURY       FROM         DEFERRED
                                     SHARES   AMOUNT    CAPITAL      STOCK     STOCKHOLDERS   COMPENSATION
                                     ------   ------   ----------   --------   ------------   ------------
                                                                 (IN THOUSANDS)
Balance at December 31, 1997.......  28,619   $   --   $ 92,397     $     --     $   (47)       $   (75)
Issuance of common stock upon
  exercise of options and
  purchases under the employee
  stock purchase plan..............     986       --      6,594           --          --             --
Tax benefit from employee stock
  transactions.....................      --       --        961           --          --             --
Amortization of deferred
  compensation.....................      --       --         --           --          --             75
Repayment of note receivable.......      --       --         --           --           2             --
Treasury stock purchase............  (1,117)      --         --      (13,977)         --             --
Net income.........................      --       --         --           --          --             --
                                     ------   ------   --------     --------     -------        -------
Balance at December 31, 1998.......  28,488       --     99,952      (13,977)        (45)            --
Components of comprehensive income:
  Net income.......................      --       --         --           --          --             --
  Unrealized hedging gains.........      --       --         --           --          --             --
  Translation adjustment...........      --       --         --           --          --             --

Comprehensive income...............
Issuance of common stock upon
  exercise of options and
  purchases under the employee
  stock purchase plan..............   2,463        2     30,064           --          --             --
Tax benefit form employee stock
  transactions.....................      --       --     11,528           --          --             --
Treasury stock purchase............    (886)      --         --      (17,290)         --             --
                                     ------   ------   --------     --------     -------        -------
Balance at December 31, 1999.......  30,065        2    141,544      (31,267)        (45)            --
Components of comprehensive income:
  Net income.......................      --       --         --           --          --             --
  Unrealized hedging gains.........      --       --         --           --          --             --
  Translation adjustments..........      --       --         --           --          --             --

Comprehensive income...............
Issuance of common stock upon
  exercise of options and
  purchases under the employee
  stock purchase plan..............   2,119       --     28,967           --          --             --
Tax benefit form employee stock
  transactions.....................      --       --     13,717           --          --             --
Repayment of note receivable.......      --       --         --           --          45             --
Treasury stock purchased...........  (1,870)      --         --      (37,174)         --             --
                                     ------   ------   --------     --------     -------        -------
Balance at December 31, 2000.......  30,314   $    2   $184,228     $(68,441)    $    --        $    --
                                     ======   ======   ========     ========     =======        =======


                                      ACCUMULATED
                                         OTHER
                                     COMPREHENSIVE                 TOTAL
                                        INCOME/      RETAINED   STOCKHOLDERS'
                                        (LOSS)       EARNINGS      EQUITY
                                     -------------   --------   -------------
                                                  (IN THOUSANDS)
Balance at December 31, 1997.......   $     --       $ 55,797     $148,072
Issuance of common stock upon
  exercise of options and
  purchases under the employee
  stock purchase plan..............         --             --        6,594
Tax benefit from employee stock                            --          961
  transactions.....................         --
Amortization of deferred
  compensation.....................         --             --           75
Repayment of note receivable.......         --             --            2
Treasury stock purchase............         --             --      (13,977)
Net income.........................         --         18,977       18,977
                                      --------       --------     --------
Balance at December 31, 1998.......         --         74,774      160,704
Components of comprehensive income:
  Net income.......................         --         29,523       29,523
  Unrealized hedging gains.........         23             --           23
  Translation adjustment...........        (14)            --          (14)
                                                                  --------
Comprehensive income...............                                 29,532
Issuance of common stock upon
  exercise of options and
  purchases under the employee
  stock purchase plan..............         --             --       30,066
Tax benefit form employee stock                            --       11,528
  transactions.....................         --
Treasury stock purchase............         --             --      (17,290)
                                      --------       --------     --------
Balance at December 31, 1999.......          9        104,297      214,540
Components of comprehensive income:
  Net income.......................         --         33,569       33,569
  Unrealized hedging gains.........          9             --            9
  Translation adjustments..........       (414)            --         (414)
                                                                  --------
Comprehensive income...............                                 33,164
Issuance of common stock upon
  exercise of options and
  purchases under the employee
  stock purchase plan..............         --             --       28,967
Tax benefit form employee stock                            --       13,717
  transactions.....................         --
Repayment of note receivable.......         --             --           45
Treasury stock purchased...........         --             --      (37,174)
                                      --------       --------     --------
Balance at December 31, 2000.......   $   (396)      $137,866     $253,259
                                      ========       ========     ========


                            See accompanying notes.

                              REMEDY CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                                          --------------------------------------------
                                                                             2000             1999              1998
                                                                          ---------         ---------        ---------
                                                                                         (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income......................................................          $  33,569         $  29,523        $  18,977
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation.............................................              8,924             7,844            6,117
       Amortization of goodwill and other intangibles...........              8,906             4,072              446
       Amortization of deferred compensation....................                 --                --               75
       Non-recurring charges....................................              2,000                --               --
Changes in assets and liabilities:
   Accounts receivable..........................................            (15,221)          (21,827)          (9,432)
   Prepaid expenses and other current assets....................              1,522            (1,367)          (3,113)
   Deferred tax asset...........................................             (3,763)           (2,300)          (1,430)
   Accounts payable.............................................              2,175                 9              622
   Accrued compensation and related liabilities.................             (5,139)            7,589            2,280
   Income taxes payable.........................................             15,990             9,305            3,720
   Other accrued liabilities....................................              4,637             5,219            1,266
   Other non-current assets.....................................                472              (996)              --
   Deferred revenue.............................................             18,087             9,873            9,531
                                                                          ---------         ---------        ---------
       Net cash provided by operating activities................             72,159            46,944           29,059
                                                                          ---------         ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments.............................           (504,511)         (291,582)        (185,858)
Maturities of short-term investments............................            464,846           244,127          171,462
Cash paid for businesses acquired, net of cash assumed..........            (15,339)          (11,028)         (10,427)
Purchase of investments.........................................                 --            (2,000)              --
Capital expenditures............................................            (13,043)          (10,218)          (8,281)
                                                                          ---------         ---------        ---------
       Net cash used in investing activities....................            (68,047)          (70,701)         (33,104)
                                                                          ---------         ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments under capital lease obligations..............                (88)             (693)            (165)
Proceeds from issuance of common stock..........................             28,967            30,066            6,595
Purchase of treasury stock......................................            (37,174)          (17,290)         (13,977)
                                                                          ---------         ---------        ---------
       Net cash provided by (used in) financing activities......             (8,295)           12,083           (7,547)
                                                                          ---------         ---------        ---------
Net decrease in cash and cash equivalents.......................             (4,183)          (11,674)         (11,592)
Cash and cash equivalents at beginning of year..................             47,302            58,976           70,568
                                                                          ---------         ---------        ---------
Cash and cash equivalents at end of year........................          $  43,119         $  47,302        $  58,976
                                                                          =========         =========        =========
Supplemental disclosure of cash flow information:
   Interest paid during the year................................          $      12         $      30        $     132
   Income taxes paid during the year............................          $   2,260         $   7,443        $   8,242
Supplemental schedule of noncash financing activities:
   Equipment acquired under capital lease arrangements..........          $      --         $      86        $      76


                            See accompanying notes

                              REMEDY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    ORGANIZATION OF THE COMPANY

      THE COMPANY. Remedy Corporation (the "Company") develops, markets and supports rapidly deployable and highly adaptable software products and solutions that simplify service-intensive business processes. Remedy offers adaptable applications for IT Service Management (ITSM) and Customer Relationship Management (CRM). The Company was incorporated in Delaware on November 20, 1990. The Company has wholly owned subsidiaries in the United Kingdom, Canada, Germany, France, Spain, Italy, The Netherlands, Sweden, Singapore, Australia, Japan, Hong Kong and Ireland. These subsidiaries serve primarily as sales offices.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of all significant intercompany accounts and transactions.

      FOREIGN CURRENCY TRANSLATION. The functional currency of all of the Company's foreign subsidiaries is the local currency. Assets and liabilities of our foreign subsidiaries are translated at period-end exchange rates, and revenues and expenses are translated at average monthly exchange rates. The resulting cumulative translation adjustments are recorded as a component of accumulated other comprehensive income/(loss). Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations and, to date, have not been significant.

      REVENUE RECOGNITION. The Company recognizes revenue in accordance with Statement of Position 97-2, "Software Revenue Recognition", as amended. The Company derives revenue from the sale of software licenses, post-contract support ("support") and other services. Support includes telephone technical support, bug fixes and rights to upgrades on a when-and-if available basis for a stated term of generally one year. Services range from installation, training and basic consulting to software modification to meet specific customer needs. In software arrangements that include rights to multiple software products, support and/or other services, the Company allocates the total arrangement fee among each deliverable based on the relative fair value of each of the deliverables determined based on objective evidence which is specific to the Company.

      Revenue from license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed or determinable and collection is probable. Revenue from license fees in multiple element contracts is recognized using the residual method when there is vendor specific objective evidence of the fair value of all undelivered elements in an arrangement but vendor specific objective evidence of fair value does not exist for one or more of the delivered elements in an arrangement. Under the residual method, the total fair value of the undelivered elements, as indicated by vendor specific objective evidence, is deferred and the difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements regardless of any separate prices stated within the contract for each element. If the fee due from the customer is not fixed or determinable due to extended payment terms, revenue is recognized as payments become due from the customer. If collection is not considered probable, revenue is recognized when the fee is collected.

      Revenue allocable to support is recognized on a straight-line basis over the periods in which the support is provided.

      Arrangements that include consulting services are evaluated to determine whether those services are essential to the functionality of other elements of the arrangement. When services are considered essential, revenue under the arrangement is recognized in accordance with SOP 81-1, "Accounting for Performance of Construction--Type and Certain Production-Type Contract". When services are not considered essential, the revenue allocable to the software services is recognized as the services are performed.

      USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in financial statements and accompanying notes. Actual results could differ from these estimates.

      RECLASSIFICATIONS. Certain amounts for prior years have been reclassified to conform to current year presentation.

      CASH, CASH EQUIVALENTS SHORT-TERM AND OTHER INVESTMENTS. The Company accounts for its cash, cash equivalents and investments in accordance with Statement of Financial Accounting Standards No. 95 "Statement of Cash Flows" and Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities". The Company considers all highly liquid investments with a maturity from date of purchase of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of cash on deposit with banks and high quality money market instruments. All other liquid investments with a maturity of less than one year are classified as short-term investments. Short-term investments consist of municipal bonds, auction market preferred stock, corporate bonds, floating rate securities and government securities.

      Management determines the appropriate classification of investment securities at the time of purchase and re-evaluates such designation as of each balance sheet date. At December 31, 2000, all investment securities were designated as available-for-sale. Available-for-sale securities are carried at fair value, using available market information and appropriate valuation methodologies, with unrealized gains and losses reported in stockholders' equity. As of December 31, 2000 and 1999, the difference between the fair value and the amortized cost of cash equivalents and short-term available-for-sale securities was insignificant; therefore, no unrealized gains or losses were recorded in stockholders' equity.

      Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in the statements of income. The cost of securities sold is based on the specific identification method. Interest and dividends on short-term investments classified as short-term available-for-sale are included in interest income.

      During 1999, the Company made a minority equity investment of $2.0 million in a privately held software company accounted for using the cost method. During 2000, Remedy wrote off the $2.0 million investment after determining that the investment was permanently impaired. Remedy has no other material equity investments as of December 31, 2000.

      At December 31, the Company's cash equivalents and short-term available-for-sale investments consisted of the following:


                           DESCRIPTION                                          2000                       1999
----------------------------------------------------------------           --------------             --------------
                                                                                        (IN THOUSANDS)
Municipal Bonds.................................................           $      101,582             $       60,653
Auction rate securities.........................................                   31,050                     22,949
Corporate bonds/Floating rate securities........................                   31,824                     32,514
Government securities...........................................                       --                      9,000
Certificate of Deposits/Marketable securities...................                      975                        534
                                                                           --------------             --------------
                                                                           $      165,431             $      125,650
                                                                           ==============             ==============


      As of December 31, 2000, $0.6 million and $164.8 million of the above securities were classified as cash equivalents and short-term investments, respectively. As of December 31, 1999, $0.5 million and $125.1 million of the above securities were classified as cash equivalents and short-term investments, respectively. As of December 31, 2000 and 1999, the weighted average remaining maturity of the investments did not exceed one year.

      LONG-LIVED ASSETS. In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of", the Company identifies and records impairment losses, as circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. No such events have occurred with respect to the Company's long-lived assets, which consist primarily of goodwill, acquired intangible assets, computer equipment, purchased software, furniture and leasehold improvements.

      DEPRECIATION AND AMORTIZATION. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful life of the asset.

      CONCENTRATION OF CREDIT RISK. The Company sells its products primarily to end users, value-added resellers (VARs), system integrators (SIs), independent software vendors (ISVs) and original equipment manufacturers. The Company performs on-going credit evaluations of its customers' financial condition, and generally no collateral is required. The Company maintains reserves for credit losses, and such losses have been within management's expectations.

      PRODUCT CONCENTRATION. The Company currently derives the majority of its revenue from the licensing of products in its AR System, applications built upon the AR System foundation and fees from related services. These products and services are expected to account for the majority of the Company's revenue for the foreseeable future. Consequently, a reduction in demand for these products and services, or a decline in sales of these products and services, will adversely affect operating results.

      RESEARCH AND DEVELOPMENT. Research and development expenditures are generally charged to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the

Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release has been insignificant. Through December 31, 2000, all research and development costs have been expensed.

      ADVERTISING COSTS. The Company accounts for advertising costs as expense in the period in which they are incurred. Advertising expense for the years ended December 31, 2000, 1999 and 1998 was $16.3 million, $10.7 million and $8.2 million, respectively.

      STOCK-BASED COMPENSATION. In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (SFAS
123), "Accounting for Stock-Based Compensation," which encourages, but does not require, companies to record compensation expense for stock-based employee compensation plans at fair value. The Company has chosen to continue to apply Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock-based compensation plans and, accordingly, does not recognize compensation expense related to its employees under its stock option plans or employee stock purchase plans. Note 8 contains a summary of the pro-forma effects to reported net income and net income per share for 2000, 1999 and 1998 as if the Company had elected to recognize compensation expense based on the fair value of the options granted as prescribed by SFAS 123.

      EARNINGS PER SHARE. Basic earnings per share is computed using the weighted-average number of common shares outstanding. Diluted earnings per share is computed using the weighted average number of common shares and common share equivalents outstanding during the period. Dilutive common share equivalents consist of employee stock options and are calculated using the treasury stock method.

      The following table sets forth the computation of basic and diluted earnings per share:


                                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                                          --------------------------------------------
                                                                             2000              1999            1998
                                                                          ---------         ---------        ---------
                                                                              (IN THOUSANDS EXCEPT PER SHARE DATA)
NUMERATOR:
   Net Income...................................................          $  33,569         $  29,523        $  18,997
                                                                          =========         =========        =========

DENOMINATOR:
   Denominator for basic earnings per share-weighted-average shares          30,774            28,916           28,722
   Effect of dilutive securities:
     Employee stock options.....................................              2,354             2,146            1,179
                                                                          ---------         ---------        ---------
   Denominator for diluted earnings per share-weighted-average
     shares and dilutive securities                                          33,128            31,062           29,901
                                                                          ---------         ---------        ---------
   Basic earnings per share.....................................          $    1.09         $    1.02        $    0.66
                                                                          =========         =========        =========
   Diluted earnings per share...................................          $    1.01         $    0.95        $    0.63
                                                                          =========         =========        =========


      RECENT PRONOUNCEMENTS. In June 1998, the Financial Accounting Standards Board issued Statement No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activity", which was subsequently amended by Statement No. 137 (SFAS 137), "Accounting for Derivative Instruments and

Hedging Activities: Deferral of Effective Date of SFAS 133" and Statement
No. 138 (SFAS 138), "Accounting for Certain Derivative Instruments and Certain Hedging Activities: an amendment of FASB Statement No. 133". SFAS 137 requires adoption of SFAS 133 in fiscal years beginning after June 15, 2000. SFAS 138 establishes accounting and reporting standards for derivative instruments and addresses a limited number of issues causing implementation difficulties for numerous entities. The Statement requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be recorded at fair value through earnings. If the derivative qualifies as a hedge, depending on the nature of the exposure being hedged, changes in the fair value of derivatives are either offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or are recognized in other comprehensive income until the hedged cash flow is recognized in earnings. The ineffective portion of a derivative's change in fair value is recognized in earnings. The Statement permits early adoption as of the beginning of any fiscal quarter. The Company adopted SFAS 133 during the quarter ended September 30, 1999 and subsequently implemented a program to hedge a portion of its forecasted foreign currency denominated revenue and expenses with foreign exchange forward contracts. SFAS 133 did not have a material effect on the Company's financial statements as of December 31, 2000. See Note 6 of Notes to Consolidated Financial Statements.

      In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements", as amended by SAB 101B. SAB 101 summarizes certain aspects of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company's adoption of SAB 101 as of October 1, 2000 did not have a material impact on the Company's revenue recognition policies and financial statements.

      In March 2000, the FASB issued Interpretation No. 44 (FIN 44), "Accounting for Certain Transactions Involving Stock Compensation--An Interpretation of APB Opinion 25." This interpretation clarifies the application of APB 25 for certain issues including: (a) the definition of employee for purposes of applying APB 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 was effective July 1, 2000 but certain conclusions in this interpretation cover specific events that occurred after either December 15, 1998 or January 12, 2000. FIN 44 did not have a significant effect on the Company's financial position or results of operations.

3.    PROPERTY AND EQUIPMENT

      Property and equipment, at cost, consist of the following:


                                                                                        AS OF DECEMBER 31,
                                                                            ----------------------------------------
                                                                                 2000                       1999
                                                                            -------------              -------------
                                                                                         (IN THOUSANDS)
Machinery and equipment.........................................            $      31,408              $      25,437
Furniture and fixtures..........................................                    4,089                      2,444
Purchased software..............................................                    9,821                      5,340
Automobile......................................................                      298                         --
Leasehold Improvements..........................................                    3,613                      2,612
                                                                            -------------              -------------
                                                                                   49,229                     35,833
Less:  accumulated depreciation.................................                  (29,811)                   (20,888)
                                                                            -------------              -------------
                                                                            $      19,418              $      14,945
                                                                            =============              =============


4.       GOODWILL AND OTHER INTANGIBLE ASSETS

         Goodwill and other intangible assets (See Note 12) consist of the following:


                                                                                        AS OF DECEMBER 31,
                                                                            ----------------------------------------
                                                                                 2000                       1999
                                                                            -------------              -------------
                                                                                         (IN THOUSANDS)
Goodwill........................................................            $      36,790              $      22,528
   Less:  accumulated amortization..............................                  (12,923)                    (4,437)
                                                                            -------------              -------------
   Goodwill, net................................................                   23,867                     18,091
                                                                            -------------              -------------
Acquired Workforce..............................................                    2,073                        798
   Less:  accumulated amortization..............................                     (501)                       (80)
                                                                            -------------              -------------
   Acquired Workforce, net......................................                    1,572                        718
                                                                            -------------              -------------
      Total Goodwill and other intangible assets, net...........            $      25,439              $      18,809
                                                                            =============              =============


5.    COMMITMENTS

      LEASE COMMITMENTS. The Company leases its facilities under operating lease arrangements. Certain of the leases provide for annual rent increases of approximately 3%. Additionally, the Company leased certain equipment under capital leases. The Company had capitalized property and equipment totaling $1.5 million and $1.5 million with associated accumulated amortization of $1.4 million and $1.3 million at December 31, 2000 and 1999, respectively. There is no annual minimum commitments for the capital leases as of December 31, 2000, and the approximate annual minimum rental commitments under the operating leases are as follows:


                                                OPERATING LEASES
                                                ----------------
                                                 (IN THOUSANDS)
2001........................................       $  8,787
2002........................................          7,418
2003........................................          5,919
2004........................................          5,559
2005........................................          4,011
Thereafter..................................          3,095
                                                   --------
Total minimum lease payments................       $ 34,789
                                                   ========


      Total rent expense for the years ended December 31, 2000, 1999 and 1998 was $10.6 million, $7.8 million and $4.9 million, respectively.

6.    DERIVATIVE FINANCIAL INSTRUMENTS

      The Company uses derivative financial instruments principally to minimize the exposures to the United States Dollar (USD) value of sales and expenses denominated in a foreign currency. The Company began pricing its products in multiple currencies during the fourth quarter of 1999, and in preparation, foreign exchange forward and simple purchase option contracts were entered beginning in the quarter ended September 30, 1999 to hedge the risk that the USD value of the foreign currency denominated sales and expenses may be adversely affected by changes in foreign currency exchange rates. As part of its overall strategy to manage the level of exposure to the risk of foreign currency exchange rate fluctuations, the Company hedges a portion of its foreign currency exposures anticipated over the ensuing twelve-month period. However, the Company may be impacted by foreign currency exchange rates related to the unhedged portion. The success of the hedging program depends, in part, on forecasts of transaction activity in various currencies (currently the Pound Sterling and the Euro). The Company may experience unanticipated foreign currency exchange gains or losses to the extent that there are timing differences between forecasted and actual activity during periods of currency volatility. At December 31, 2000, the Company had hedged transactions via Pound Sterling and Euro denominated cash flow hedges, using forwards contracts that generally have maturities of six months or less.

      The Company records these foreign exchange contracts at fair value in its consolidated balance sheet and the related gains or losses on these contracts are reflected, net of the related tax effect in stockholders' equity as a component of other comprehensive income. These gains and losses are reclassified into earnings in the period in which the underlying sales and expenses being hedged are recognized as revenue. However, if any of these contracts were considered to be ineffective in offsetting the change in the forecasted cash flows relating to the sales or expenses being hedged, any changes in fair value relating to the ineffective portion of these contracts would be immediately recognized in earnings. In the event the underlying forecasted cash flow does not occur, or it becomes probable that it will not occur, the gain or loss on the related cash flow hedge would be reclassified from other comprehensive income to earnings at that time. Since the critical terms of the hedging instruments are the same as the underlying forecasted cash flows, the changes in the fair value of the foreign exchange contracts are highly effective in offsetting changes in the expected cash flows from the forecasted transaction. The Company did not recognize any gains or losses resulting from hedge ineffectiveness and recognized a loss of $49,000 resulting from a change in forecast probability during the year ended December 31, 2000.

      The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items. Changes in the time value of option contracts are excluded from this effectiveness assessment and recorded directly in earnings. During the year ended December 31, 2000, no charge, representing the change in option time values, was recorded in earnings.

      As of December 31, 2000, the Company included the fair value of forward contracts of $244,000 in other current assets in its consolidated balance sheet. The company has no simple purchase option contracts at December 31, 2000. As of December 31, 1999, the Company included the fair value of simple purchase option contracts of $34,000 and the fair value of forward contracts of $108,000 in other current assets in its consolidated balance sheet.

      At December 31, 2000, the Company had $18,000 of other comprehensive income related to future revenue transactions and the balance is expected to be recognized into earnings within the next twelve months. A gain of $237,000 was reclassified into revenue and a loss of $152,000 was reclassified into expense from other comprehensive income for the year ended December 31, 2000 upon recognition of the related revenue and expenses.

      At December 31, 1999, the Company had $23,000 of other comprehensive income related to future revenue transactions and the balance is expected to be recognized into earnings within the next twelve months. A gain of $76,000 was reclassed into earnings from other comprehensive income for the year ended December 31, 1999 upon recognition of the related revenue.

7.    SHARE REPURCHASE

      On August 5, 1998, the Board of Directors (the Board) authorized management of the Company to repurchase up to 3 million shares or approximately 10 percent of the Company's outstanding shares of common stock over the next twelve months. On August 5, 1999, the Board authorized the Company to continue the share repurchase program for an additional six months through February 2000. On July 26, 2000, the Board of Directors authorized management of the Company to repurchase up to an additional 3 million shares or approximately 10 percent of the Company's outstanding shares of common stock over the next twelve months. Since 1998, the Company has repurchased shares on the open market from time to time, depending on market conditions. The repurchases have been funded by the Company's cash and short-term investments. As of December 31, 2000, the Company had repurchased a total of approximately 3.87 million shares of the Company's stock since initial Board approval in August 1998 at an average price of $17.68 totaling approximately $68.4 million.

8.    COMPENSATION AND BENEFIT PLANS

      401(K) RETIREMENT SAVINGS PLAN. The Company maintains a 401(K) retirement savings plan to provide retirement benefits for substantially all of its employees. Participants in the plan may elect to contribute from 2% to 15% of their annual compensation to the plan, limited to the maximum amount allowed by the Internal Revenue Code. The Company, at its discretion, may make annual contributions to the plan. The Company has made no contributions to the plan through December 31, 2000.

      1995 STOCK OPTION/STOCK ISSUANCE PLAN. In January 1995, the Board adopted the 1995 Stock Option/Stock Issuance Plan (the 1995 Plan), as the successor to the 1991 Stock Option/Stock Issuance Plan. Under the 1995 Plan, 15,718,426 shares of common stock, plus an additional number of shares equal to the lesser of 4,000,000 shares or 6% of the number of shares of Common Stock and Common Stock equivalents outstanding on the first day of each of 1999 and 2000 are authorized for issuance.

      Under the 1995 Plan, options to purchase common stock may be granted and common stock may be granted at prices not less than 85% of the fair market value at the date of grant/issuance. Options issued to new employees under the plan become exercisable according to a vesting schedule, which typically provides for the first 25% of the option shares to become available after one year with the remaining shares and options vesting on a pro-rata basis over the following 36 months. Options issued to existing employees typically vest in equal monthly installments over 4 years.

      1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. During 1995, the Company adopted the 1995 Non-Employee Directors Stock Option Plan (the Directors Plan), and reserved 412,500 shares for issuance, plus an additional 37,500 shares on the first day of 1999 and 2000. Under the Directors Plan, each non-employee member of the Board is automatically granted an option to purchase 20,000 shares of the Company's stock upon initial appointment or election to the Board, and 10,000 shares of the Company's stock upon reelection to the Board. An additional 5,000 shares are granted to each non-employee director serving on a Board committee, up to a maximum of 10,000 shares each year for committee assignments. Stock options to non-employee directors are granted at no less than 100% of the Fair Market Value on the grant date. Stock options granted upon reelection to the Board vest in 48 equal monthly installments.

      2000 SUPPLEMENTAL STOCK OPTION PLAN. In February 2000, the Board adopted the 2000 Supplemental Stock Option Plan (the 2000 Plan). Under the 2000 Plan, 3,000,000 shares of common stock are authorized for issuance. Shares of common stock issued under the plan can be (i) unissued common stock, (ii) treasury shares of common stock, or (iii) re-acquired shares of common stock. Options that are forfeited or terminated before being exercised are returned to pool of authorized shares to be issued. Under the 2000 Plan, employees and consultants can be granted either non-qualified stock options or restricted shares of common stock. Outside Directors and Executive Officers are not eligible for awards under the 2000 Plan. The 2000 Plan prohibits options from being granted at less than 25% of the fair market value on the date of grant.

      A summary of activity under all option plans is as follows:


                                                                                         OPTIONS OUTSTANDING
                                                                             ---------------------------------------------
                                                               SHARES                                          WEIGHTED-
                                                             AVAILABLE                                          AVERAGE
                                                                FOR          NUMBER OF       PRICE PER         EXERCISE
                                                               GRANT          SHARES           SHARE       PRICE PER SHARE
                                                             ---------       ---------       ---------     ---------------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Balance at December 31, 1997.........................          1,059           6,297      $ 0.01 - $53.75       $24.85
Additional shares reserved...........................          3,106              --                 --          --
Options granted......................................         (7,450)          7,450      $ 8.75 - $22.13       $15.49
Options exercised....................................             --            (579)     $ 0.03 - $19.19       $ 3.37
Options canceled or expired..........................          4,892          (4,892)     $ 0.04 - $53.75       $31.20
                                                              ------          ------

Balance at December 31, 1998.........................          1,607           8,276      $ 0.01 - $42.50       $14.17
Additional shares reserved...........................          1,790              --                 --          --
Options granted......................................         (3,312)          3,312      $13.88 - $47.38       $20.36
Options exercised....................................             --          (1,897)     $10.63 - $50.06       $12.63
Options canceled or expired..........................          1,584          (1,584)     $ 6.33 - $40.00       $15.80
                                                              ------          ------

Balance at December 31, 1999.........................          1,669           8,107      $ 0.13 - $47.38       $16.74
Additional shares reserved...........................          4,931              --                 --          --
Options granted......................................         (5,552)          5,552      $16.13 - $56.69       $30.53
Options exercised....................................             --          (1,411)     $ 0.13 - $47.38       $14.39
Options canceled or expired..........................          2,158          (2,158)     $ 8.43 - $56.69       $23.55
                                                              ------          ------

Balance at December 31, 2000.........................          3,206          10,090      $ 0.13 - $56.69       $23.22
                                                              ======          ======


         The options outstanding under all option plans at December 31, 2000 have been segregated into ranges for additional disclosure as follows:


                                                      OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
                                            -----------------------------------------     --------------------------
                                                              WEIGHTED-
                                                               AVERAGE      WEIGHTED-                      WEIGHTED-
                                                              REMAINING      AVERAGE        SHARES          AVERAGE
                RANGE OF                      SHARES         CONTRACTUAL    EXERCISE       CURRENTLY       EXERCISE
            EXERCISE PRICES                 OUTSTANDING      LIFE/YEARS      PRICE        EXERCISABLE       PRICE
 ----------------------------------         -----------      -----------   ---------      -----------     ----------
  $0.13 - $14.13...................          2,078,138           7.13      $   10.42       1,119,553      $   8.74
 $14.17 - $16.13...................            210,453           8.65      $   15.48          77,448      $  15.03
 $16.16 - $16.75...................          2,065,254           8.77      $   16.74         596,162      $  16.73
 $17.00 - $20.56...................          2,156,464           8.41      $   18.35         752,394      $  18.40
 $21.06 - $56.69...................          3,579,480           9.06      $   37.77         727,686      $  36.86
                                            ----------                                     ---------
  $0.13 - $56.69...................         10,089,789           8.46      $   23.22       3,273,243      $  18.82
                                            ==========                                     =========


      1995 EMPLOYEE STOCK PURCHASE PLAN. In January 1995, the Board and stockholders adopted the Employee Stock Purchase Plan (the Purchase Plan) and reserved 1,200,000 shares for issuance. In May 1998 and May 1999, the Board and stockholders approved amendments to increase by 920,593 and 1,359,269, respectively, the number of shares issuable under the Purchase Plan. Under the Purchase Plan, employees are granted the right to purchase shares of common stock at a price per share that is 85% of the lesser of the fair market value of the shares at: (i) the participant's entry date into the two-year offering period, or (ii) the end of each six-month segment within such offering period. During fiscal 2000, shares totaling 706,591 were issued under the Purchase Plan at an average price of $12.21 per share.

      ACCOUNTING FOR STOCK OPTIONS AND STOCK PURCHASE RIGHTS. The Company has elected to continue to follow APB 25 and related interpretations in accounting for its employee stock options and employee stock purchase plan because, as discussed below, the alternative fair value accounting provided for under SFAS 123 requires use of option valuation models that were not developed for use in valuing employee stock options and employee stock purchase plans. Under APB 25, as the exercise price of the Company's employee stock options has been equal to the market price of the underlying stock on the date of grant, no compensation expense has been recognized.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility and expected option life. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the Company's employee stock options.

      Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options granted and stock purchase rights issued subsequent to December 31, 1994 under the fair value method of SFAS 123. The fair value for the options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:


                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                                       ------------------------------------------------
                                                                            2000              1999             1998
                                                                       -------------     -------------    -------------
Volatility factor...............................................            86%               81%              65%
Risk-free interest rate.........................................       6.03% - 7.86%     4.79% - 6.50%    4.18% - 7.06%
Dividend yield..................................................             0%                0%               0%
Expected term...................................................        4 - 5 years       4 - 5 years      4 - 5 years


         The weighted-average fair values of options granted in 2000, 1999 and 1998 were $26.46, $10.55 and $8.33, respectively.

         The fair value of the employee's purchase right was also estimated using the Black-Scholes option pricing model with the following weighted-average assumptions:


                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                                       ------------------------------------------------
                                                                            2000              1999             1998
                                                                       -------------     -------------    -------------
Volatility factor...............................................            86%               81%              65%
Risk-free interest rate.........................................       7.42% - 8.07%     4.95% - 5.66%    4.38% - 6.19%
Dividend yield..................................................             0%                0%               0%
Expected term...................................................          6 months         6 months          6 months


         The weighted-average fair values for purchase rights issued under the employee stock purchase plan for 2000, 1999 and 1998 were $23.30, $8.16 and $6.19, respectively.

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to pro forma net income over the options' vesting periods. The Company's historical and pro forma information follows:


                                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                          -------------------------------------------
                                                                            2000              1999             1998
                                                                          --------          --------         --------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net income
   As reported..................................................          $ 33,569          $ 29,523         $ 18,977
   Pro Forma....................................................          $ 18,625          $  8,322         $  2,586
Net income per share As reported:
      Basic.....................................................          $   1.09          $   1.02         $   0.66
      Diluted...................................................          $   1.01          $   0.95         $   0.63
   Pro Forma:
      Basic.....................................................          $   0.61          $   0.29         $   0.09
      Diluted...................................................          $   0.73          $   0.29         $   0.09


      The effects of applying SFAS 123 for recognizing compensation expense and providing pro forma disclosures in 2000, 1999 and 1998 are not likely to be representative of the effect on reported net income in future years.

9.    STOCKHOLDER RIGHTS PLAN

      In July 1997, the Company's Board of Directors (Board) adopted a Stockholder Rights Plan, effective July 25, 1997, and declared a dividend distribution of one Preferred Share Purchase Right (a Right) on each outstanding share of Remedy's common stock. The Rights will not become exercisable, and will continue to trade with the common stock, unless a person or group acquires 20 percent or more of Remedy's common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 20 percent or more of the Company's common stock. Each Right will entitle a stockholder to buy one one-thousandth of a share of a newly created Series A Junior Participating Preferred Stock of the Company at an exercise price of $230 per one one-thousandth of a share. If a person or group acquires 20 percent or more of Remedy's outstanding common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 20 percent or more of the Company's common stock, each Right will entitle its holder (other than the acquiring person or group) to purchase, at the Rights then current exercise price, a number of Remedy's common stock shares having a market value of twice that price. In addition, if Remedy is acquired in a merger or other business combination transaction after a person has acquired 20 percent or more of Remedy's outstanding common stock, each Right will entitle its holder to purchase, at the Right's then current exercise price, a number of the acquiring Company's common shares having a market value of twice that price.

      Following the acquisition by a person or group of 20 percent or more of Remedy's common stock and prior to an acquisition of 50 percent or more of the common stock, the Board may exchange the Rights (other than Rights owned by such person or group), in whole or in part, for consideration per Right consisting of one-half of the common stock that would be issuable upon exercise of one Right. Alternatively, the Rights may be redeemed for 1/10th of a cent per Right, at the option of the Board, prior to the acquisition by a person or group of beneficial ownership of 20 percent or more of Remedy's common stock or if a person or group announces a tender offer, the consummation of which would result in ownership by a person or group of 20 percent or more of the Company's common stock. The non-taxable dividend distribution was made on August 29, 1997, payable to Stockholders of record on that date. The Rights will expire on July 24, 2007.

10.   INCOME TAXES

      The provision for income taxes consists of the following:


                                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                                          -------------------------------------------
                                                                            2000              1999             1998
                                                                          --------          --------         --------
                                                                                         (IN THOUSANDS)
Federal:
   Current......................................................          $  1,531          $  3,512         $  8,746
   Deferred.....................................................            (2,763)           (1,927)          (1,730)
                                                                          --------          --------         --------
                                                                            (1,232)            1,585            7,016
State:
   Current......................................................               368               124            1,263
   Deferred.....................................................            (1,000)             (373)             300
                                                                          --------          --------         --------
                                                                              (632)             (249)           1,563
Foreign:
   Current......................................................             2,764             1,424            1,133
Income tax benefits attributable to employee stock plan activity
   allocated to stockholders' equity............................            13,717            11,528              962
                                                                          --------          --------         --------

Provision for income taxes......................................          $ 14,617          $ 14,288         $ 10,674
                                                                          ========          ========         ========


         Pre-tax income from foreign operations was $17.9 million, $4.5 million and $4.6 million for 2000, 1999 and 1998, respectively.

         The difference between the provision for income taxes and the amount computed by applying the federal statutory income tax rate to income before provision for income taxes is explained below:


                                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                          -------------------------------------------
                                                                            2000              1999             1998
                                                                          --------          --------         --------
                                                                                         (IN THOUSANDS)
Tax at federal statutory rate...................................          $ 16,865          $ 15,334         $ 10,378
State tax, net of federal benefit...............................             1,038               943            1,305
Research and development credit.................................            (1,121)           (1,605)            (563)
Tax exempt interest income......................................            (2,011)           (1,119)          (1,137)
Other...........................................................              (154)              735              691
                                                                          --------          --------         --------
Provision for income taxes......................................          $ 14,617          $ 14,288         $ 10,674
                                                                          ========          ========         ========


         Significant components of the Company's deferred tax assets:


                                                                                       AS OF DECEMBER 31,
                                                                          -------------------------------------------
                                                                            2000              1999             1998
                                                                          --------          --------         --------
                                                                                         (IN THOUSANDS)
Reserves and accruals not yet deductible for tax................          $ 12,690          $  6,847         $  4,049
Tax credit carryforward.........................................             1,488                --               --
Deferred revenue................................................               622               699              729
Unremitted foreign earnings.....................................            (4,212)             (723)            (514)
Other...........................................................                 6                 8              267
                                                                          --------          --------         --------
   Total deferred tax assets....................................          $ 10,594          $  6,831         $  4,531
                                                                          ========          ========         ========


      As of December 31, 2000, the Company has a federal and state tax credit carryforwards of approximately $1.2 million and $0.4 million respectively, which expires beginning 2018, if not utilized.

11.   LITIGATION

      The Company is subject to legal proceedings and claims that arise in the ordinary course of business. Management currently believes that the ultimate amount of liability, if any, with respect to any pending actions, either individually or in the aggregate, will not materially affect the financial position, results of operations or liquidity of the Company. However, the ultimate outcome of any litigation is uncertain. If an unfavorable outcome were to occur, the impact could be material. Furthermore, any litigation, regardless of the outcome, can have an adverse impact on the Company's results of operations as a result of defense costs, diversion of management resources, and other factors.

12.   BUSINESS COMBINATIONS

      In February 2000, the Company acquired Axtive Software, Inc. (Axtive), a privately held provider of web personalization software and Ostream Software, Inc. (Ostream), a privately held software company specializing in the development and marketing of business process automation solutions that are companion to Remedy products. The combined purchase price for the two acquisitions was approximately $10.3 million in cash. Approximately $0.5 million of the purchase price was allocated to acquired workforce, $0.4 million was allocated to the fair value of fixed assets and the remainder, $9.4 million, was categorized as goodwill. The acquired workforce valuation was recorded representing the cost to locate, hire and train qualified replacement employees. All intangibles are being amortized on a straight-line basis over a period of four years from the date of acquisition. The fixed assets are being amortized on a straight-line basis over a period of three years. Approximately $2.2 million of intangibles have been amortized as of December 31, 2000. Total costs related to the Ostream and Axtive acquisitions are expected to be approximately $11.2 million, which consists of the $10.3 million combined purchase prices as well as employee related costs of $0.9 million. Employee related costs comprised primarily of retention bonuses will be expensed as earned over the appropriate service period. The acquisitions were accounted for under the purchase method and accordingly, operating results of Axtive and Ostream have been included in the Company's consolidated financial statements since the date of acquisition. Pro forma results of operations have not been presented since the effect of these acquisitions was not material to the Company's consolidated financial position or results of operations.

      In June 2000, the Company acquired ESQ System Integrators, Inc. consulting practice (ESQ), a privately held professional service firm specializing in implementation services for Remedy's customer relationship management (CRM) and ITSM solutions. The purchase price for the acquisition was approximately $5.6 million, consisting of $5.0 million cash and $0.6 million of accrued liabilities. Approximately $0.8 million of the purchase price was allocated to acquired workforce and the remainder, $4.8 million, was categorized as goodwill. The acquired workforce valuation was recorded representing the cost to locate, hire and train qualified replacement employees. All intangibles are being amortized on a straight-line basis over a period of four years from the date of acquisition. Approximately $0.8 million of intangibles have been amortized as of December 31, 2000. The total cost of the ESQ acquisition is expected to be approximately $7.3 million, which consists of the $5.6 million purchase price as well as employee related costs of $1.7 million. Employee related costs comprised primarily of retention bonuses, which will be expensed as earned over the appropriate service period. The acquisition was accounted for under the purchase method and accordingly, ESQ's operating results have been included in the Company's consolidated financial statements since the date of acquisition. Pro forma results of operations have not been presented since the effect of this acquisition was not material to the Company's consolidated financial position or results of operations.

      In September 1999 and July 1999, the Company acquired Fortress Technologies, Inc. (Fortress), a privately held enterprise asset management process consulting firm, and Pipestream Technologies, Inc. (Pipestream), a privately held provider of sales force automation solutions, respectively. The combined purchase price for the two acquisitions was approximately $11.5 million, which consisted of $11.0 million cash, $0.4 million of relocation expenses and $0.1 million assumption of net liabilities. Approximately $0.8 million was allocated to acquired workforce and the remainder, $10.7 million, was categorized as goodwill. The acquired workforce valuation was recorded representing the cost to locate, hire and train qualified replacement employees. All intangibles are being amortized on a straight-line basis over a period of four years from the date of acquisition. A total of $4 million has been amortized as of December 31, 2000. Total costs related to the Fortress and Pipestream acquisitions are expected to be approximately $13.1 million, which consists of the combined purchase prices of $11.5 million accounted for in the third quarter of 1999 as well as employee related costs of approximately $1.6 million, comprised of retention bonuses and forgivable loans that will be expensed over the appropriate service period. The acquisitions were accounted for under the purchase method and accordingly, their operating results have been included in the Company's consolidated financial statements since the date of acquisition. Pro forma results of operations have not been presented since the effect of these acquisitions was not material to the Company's consolidated financial position or results of operations.

13.   COMPREHENSIVE INCOME

      As of January 1, 1998, the Company adopted Financial Accounting Standard No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components. Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners and is to include unrealized gains and losses that have historically been excluded from net income and reflected instead in equity. While the primary component of the Company's comprehensive income is reported net income, the other components of comprehensive income relate to foreign currency translation adjustments and unrealized hedging gains. Tax effects of comprehensive income/(loss) are not considered material.

14.   SEGMENT, GEOGRAPHIC AND CUSTOMER INFORMATION

      Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information". SFAS 131 superseded Statement No. 14 (SFAS
14), "Financial Reporting for Segments of a Business Enterprise." SFAS 131 established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company operates solely in one segment, the development and marketing of rapidly deployable and highly adaptable, software products and solutions that simplify service-intensive business processes.

      No customer accounted for more than 10% of revenue in 2000, 1999 or 1998. Net revenue from international customers accounted for 38%, 34% and 38% of total net revenue in 2000, 1999 and 1998, respectively. The majority of export sales were made to Canada and Europe. Effective October 1, 1998, the Company began shipping its product from Remedy Software International Limited (RSIL) in Ireland to its customers in Europe, the Middle East and Africa. There were no significant long-lived assets held outside the United States.

      The following table presents revenue by geographic area (in thousands):


                                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                                          --------------------------------------------
                                                                             2000              1999             1998
                                                                          ---------         ---------        ---------
Revenues:
   Domestic operations                                                    $ 179,418         $ 150,995        $  97,924
   International operations:
      Europe, Middle East and Africa operations                              79,526            60,382           44,396
      Others                                                                 29,566            17,556           15,100
                                                                          ---------         ---------        ---------
                                                                            109,092            77,938           59,496
                                                                          ---------         ---------        ---------
   Consolidated Revenue                                                   $ 288,510         $ 228,933        $ 157,420
                                                                          =========         =========        =========


15.   SUBSEQUENT EVENTS (UNAUDITED)

      In January 2001, the Company entered into an agreement to acquire privately held Deodis SA, a European Asset Management and CRM integrator based in Paris, France. Under the terms of the agreement, Remedy will pay approximately $3.4 million cash in exchange for the share capital of Deodis SA. The acquisition will be accounted for as a purchase, and no material one-time charges are expected. The acquisition is not expected to have a material effect on the Company's financial position or results of operations.

      In January 2001, the Company approved a plan to discontinue its MRO eProcurement solution product. MRO means maintenance, repair, and operations, or items other than manufacturing material. As part of this restructuring, the Company will terminate two employees and reassign all others. For customers who have already purchased the MRO eProcurement solution, Remedy will continue to provide certain support services for up to one year. The Company will record a restructuring charge of approximately

$2.5 million to $3.5 million in the first quarter of 2001 for employee separation costs, write-off of prepaid expenses, and future customer support costs.

      In February 2001, the Company entered into a two year lease agreement in Mountain View, California covering approximately 76,000 square feet of space at approximately $4.8 million annually to which it intends to relocate its principal administrative, sales and marketing facility in Mountain View on or about June 2001 at which time the lease of the existing facility expires.

      On June 10, 2001, the Company entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Peregrine Systems, Inc. ("Peregrine") under which Peregrine would acquire all of the outstanding shares of the Company. The Merger Agreement and merger were approved by the Board of Directors of both companies and by the Company 's stockholders. The merger was completed on August 27, 2001. In connection with the merger, the Company was merged with and into a wholly owned subsidiary of Peregrine, and the subsidiary has continued as the surviving corporation. Under the Merger Agreement, each share of the Company's common stock that was outstanding at the effective time of the merger was converted into the right to receive $9.00 in cash and 0.9065 of a share of Peregrine's common stock. In addition, Peregrine assumed all outstanding options to purchase the Company's common stock that were outstanding at the effective time of the merger. These options were converted into the right to acquire shares of Peregrine's common stock, based on the option exchange ratio as defined in the Merger Agreement.